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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                   ----------------

                                      FORM  8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)   March 28, 1997.
                                                  ---------------

                                  ARDEN GROUP, INC.
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                (Exact Name of Registrant as Specified in Its Charter)


                                       Delaware
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                    (State or Other Jurisdiction of Incorporation)


              0-9904                                95-3163136
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    (Commission File Number)           (I.R.S. Employer Identification No.)


2020 South Central Avenue, Compton, California                  90220
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   (Address of Principal Executive Offices)                   (Zip Code)


                                    (310) 638-2842
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                  Registrant's Telephone Number, Including Area Code



             -----------------------------------------------------------
             Former Name or Former Address, if Changed Since Last Report

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Item 5.  Other Events.

    On March 28, 1997, Arden Group, Inc. (the "Company") received notice of a decision rendered in the arbitration proceedings relating to the sale in 1993 of the communication equipment business of the Company to Danka Business Systems PLC ("Danka"). The arbitrators awarded the Company approximately $2,200,000 on its claim and Danka approximately $4,065,000 on its counterclaims. As a result of this decision, the Company is required to pay Danka approximately $1,865,000.

    In an earlier arbitration between the parties related to such sale, the Company was awarded in April 1994 $1,750,000. No income or expenses related to that award and no expenses related to the just completed arbitration were recognized in the 1994 and 1995 statements of operations of the Company. In 1996, arbitration costs which exceeded the first arbitration award were expensed as discontinued operations.

    The above arbitration decisions and the required adjustment to purchase price for the transaction will result in the Company recognizing a loss, net of taxes, from discontinued operations of approximately $2,600,000 in the first quarter of fiscal 1997.

    The award of attorneys fees and costs incurred in both arbitrations is subject to further arbitration proceedings.





                                      SIGNATURES
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    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                          ARDEN GROUP, INC.
                                  -----------------------------------
                                              Registrant



Date:  April 4, 1997    By:              ERNEST T. KLINGER
                                  -----------------------------------
                                         Ernest T. Klinger
                              Vice President and Chief Financial Officer


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